                                                                   Exhibit 10.16

                                                                          HR-148
                                                        EFFECTIVE DATE: 02-04-04

FLUOR HUMAN RESOURCES POLICY  __________________________________________________
                                                                POLICY/PROCEDURE

THIS FLUOR ENTERPRISES, INC. POLICY IS SUBJECT TO MODIFICATION OR REVISION IN PART OR IN ITS ENTIRETY TO REFLECT CHANGES IN CONDITIONS SUBSEQUENT TO THE EFFECTIVE DATE OF THIS POLICY.

SUBJECT:  BUSINESS ETHICS AND CONDUCT

HR-148
EFFECTIVE DATE:  02-04-04
SUPERSEDES: 03-03-03

I.   POLICY

     Employees are expected to adhere to the highest standards of business ethics and to conduct themselves and Fluor's business in a manner that will safeguard the company's reputation and retain the respect of its shareholders and all who associate with Fluor. No one in Fluor may give any order or directive that would violate the principle of strict adherence to the law, regulations governing company activities, or this policy. Fluor has additional policies in place that supplement and support the standards of conduct in this policy. Employees are expected to adhere to these and all other company policies as well.

II.  PROCEDURES

     A. CONFLICTS OF INTEREST AND MISAPPROPRIATION OF CORPORATE OPPORTUNITIES:

         1. Employees must avoid circumstances giving rise to potential bias due to conflicting personal interests and investments not consistent with the employee's performance of company business. In addition, employees are prohibited from taking for themselves opportunities related to Fluor's business, using Fluor's property, information, or position for personal gain, or competing with Fluor for business opportunities.

         2. The company recognizes that the complexities of personal and company interests may occasionally result in situations where employees feel compelled to excuse themselves from a particular transaction because of inability to preclude the appearance of bias or the occurrence of personal gain at the expense of the company. To facilitate the avoidance of such circumstances and to protect both employees and the company, all potential personal conflicts and all opportunities that relate to Fluor's business must be disclosed in writing upon initial employment with the company, at the time of the recertification of this policy, and at any other time in the course of employment when potential conflict situations or opportunities that relate to Fluor's business arise.

         3. Employees must disclose to their supervisors, management, Human Resources, or the Ethics Hotline (see Section III of this policy) circumstances, investments, interests, or affiliations which could reasonably be expected to:

              a. Create the appearance of personal gain at company expense (including, but not limited to, opportunities that relate to Fluor's business);

              b. Create the appearance of preferential treatment or lack of impartiality;

              c.      Impede company economy or efficiency;

              d.      Result in a loss of independence and objectivity;

              e.      Reflect poorly on the company or its clients; or

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                                          UNITED STATES HUMAN RESOURCES POLICIES

                                                                   Exhibit 10.16

                                                                          HR-148
                                                        EFFECTIVE DATE: 02-04-04

FLUOR HUMAN RESOURCES POLICY  __________________________________________________
                                                                POLICY/PROCEDURE

THIS FLUOR ENTERPRISES, INC. POLICY IS SUBJECT TO MODIFICATION OR REVISION IN PART OR IN ITS ENTIRETY TO REFLECT CHANGES IN CONDITIONS SUBSEQUENT TO THE EFFECTIVE DATE OF THIS POLICY.

SUBJECT:  BUSINESS ETHICS AND CONDUCT

              f. Have the effect of diminishing the trust and confidence of the public, the government, our clients, or other employees in the company.

         4. Employees must notify a supervisor, member of management, or member of Human Resources before accepting membership on any for-profit board of directors.

         5. Officers must disclose any circumstances, investments, interests, or affiliations described in Section II.A.3. (a) through (f) of this policy to the Senior Vice President Law. Officers must notify the Senior Vice President Law before accepting membership on any board of directors, whether of a charitable organization, or otherwise.

     B. CONFIDENTIAL INFORMATION: Many aspects of Fluor's business, with the exception of those normally found in the public domain, are confidential and proprietary information and are only to be shared with co-workers on a need-to-know basis. This includes, but is not necessarily restricted to, technologies and concepts, financial position, construction or expansion plans, computer programs, process data, bid data, and employee histories / pay, or any business plans of Fluor's clients, partners, customers, suppliers, and contractors. All employees are required to sign an agreement in which they agree not to disclose confidential information belonging to Fluor, its clients, or others with whom it does business. Furthermore, Fluor recognizes the confidentiality of business data and no employee shall seek to obtain such data through collusion, bribery, or any illegal or unethical means.

     C. ANTI-TRUST: Employees will not engage in any practice that restricts trade and, as such, violates anti-trust regulations, such as giving to, accepting from, or discussing with a competitor, unpublished competitive data (prices or terms and conditions of sales agreements). Employees may not enter into any agreement or plan that would restrict competition.

     D. ACCURATE RECORD-KEEPING AND REPORTING: Fluor's books, records, accounts, and reports must accurately reflect its transactions, and must be subject to an adequate system of internal controls and disclosure controls to promote the highest degree of integrity. Reports and documents that Fluor files with or submits to the Securities and Exchange Commission, and other public communications, should contain full, fair, accurate, timely, and understandable disclosure.

     E. POLITICAL CONTRIBUTIONS AND ACTIVITIES: Participation and involvement in public issues, including political activities, are on the individual's own behalf and not on behalf of the company. Employees may also, if they so choose, make voluntary contributions to political causes which are solicited without direction or coercion. Any such contribution or failure to contribute shall not advantage or disadvantage the employee.

     F. GOVERNMENT CONTRACTING: The statutes and regulations governing business with or for governmental entities are complex and impose different and special requirements from those applicable to the private sector. Failure to comply with these requirements may be a criminal offense. The company has specific business conduct standards for this area. Any questions regarding compliance should be referred to Fluor's Legal Services Group.

     G. BOYCOTT: Employees shall not engage in any organized effort on behalf of the company to punish an organization by refusing to buy, sell, or use its products or services. It is illegal for Fluor or employees acting on its behalf to participate in or cooperate with boycotts conducted by countries other than the

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                                          UNITED STATES HUMAN RESOURCES POLICIES

                                                                   Exhibit 10.16

                                                                          HR-148
                                                        EFFECTIVE DATE: 02-04-04

FLUOR HUMAN RESOURCES POLICY  __________________________________________________
                                                                POLICY/PROCEDURE

THIS FLUOR ENTERPRISES, INC. POLICY IS SUBJECT TO MODIFICATION OR REVISION IN PART OR IN ITS ENTIRETY TO REFLECT CHANGES IN CONDITIONS SUBSEQUENT TO THE EFFECTIVE DATE OF THIS POLICY.

SUBJECT:  BUSINESS ETHICS AND CONDUCT

         United States. When an issue over a boycott arises, employees are expected to contact Fluor's Legal Services Group.

     H. INSIDER TRADING: Trading on inside information about a corporation's securities or conveying such inside information to others ("tipping") or suggesting that anyone purchase or sell a corporation's securities while in possession of inside information is strictly prohibited by law. An employee who, during the course of his or her employment, has come into possession of material non-public information relating to Fluor or any other corporation, including any of its clients, may not buy or sell the securities of that corporation or direct anyone to purchase such securities on his or her behalf. In addition, an employee may not tip non-public information relating to Fluor or any other corporation to members of the employee's immediate family or others.

     I. CORPORATE ASSETS: Employees are expected to respect the company's assets as they would their own. Corporate assets take many forms (land, buildings, equipment, etc.), and support daily work (desks, tools, computers, telephones, etc.).

     J. FAIR DEALING: Employees should deal fairly with Fluor's customers, suppliers, competitors, and employees. No employee should take unfair advantage of anyone through manipulation, concealment, abuse of confidential, privileged or proprietary information, or misrepresentation of material facts.

     K. BRIBES, PAYOFFS AND GRATUITIES: Employees must not bribe or make payoffs to anyone, nor may they accept anything of more than nominal value from anyone with whom Fluor does business (suppliers, contractors, clients, etc.).

     L. COPYRIGHTS: In accordance with United States law, no employee shall make unauthorized copies of copyrighted materials such as books, magazines, newspapers, periodicals, computer programs, or user manuals.

     M. COMPLIANCE WITH LAWS AND REGULATIONS: Employees shall comply with all applicable laws and regulations including those applicable to the conduct of business with governmental bodies, which include, but are not limited to, those regarding cost accounting, time charging, national security, procurement, and discrimination.

III. COMMUNICATIONS AND REPORTING

     A. ENCOURAGING OPEN COMMUNICATION: No policy can anticipate every situation that may arise. Accordingly, this policy is not meant to be all-inclusive, but rather is intended to serve as a source of guiding principles and to encourage communication and dialogue between employees and supervisors concerning standards of conduct addressed in the policy. Employees are encouraged to discuss with any supervisor, manager, or member of Human Resources questions about particular circumstances that may implicate the provisions of this policy.

     B. REPORTING OBLIGATIONS: Employees who believe that Fluor's standards are not being practiced are required to report the circumstances to their supervisors, managers, or a member of Human Resources. Retaliation for reports of misconduct by others made in good faith is prohibited by law, and Fluor will not permit retaliation of any kind against any employee who reports misconduct in good faith.

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                                          UNITED STATES HUMAN RESOURCES POLICIES

                                                                   Exhibit 10.16

                                                                          HR-148
                                                        EFFECTIVE DATE: 02-04-04

FLUOR HUMAN RESOURCES POLICY  __________________________________________________
                                                                POLICY/PROCEDURE

THIS FLUOR ENTERPRISES, INC. POLICY IS SUBJECT TO MODIFICATION OR REVISION IN PART OR IN ITS ENTIRETY TO REFLECT CHANGES IN CONDITIONS SUBSEQUENT TO THE EFFECTIVE DATE OF THIS POLICY.

SUBJECT:  BUSINESS ETHICS AND CONDUCT

     C. ETHICS HOTLINE: In the event that an employee does not want to report internally, the company has an Ethics Hotline which is managed by an external organization specializing in compliance and reporting issues. Employees may call the hotline at 1-800-223-1544 to report potential legal, ethical, accounting, or auditing violations or concerns. Any calls to the Ethics Hotline may be made anonymously, although employees are encouraged to identify themselves so that a full confidential investigation is possible.

IV.  COMPLIANCE

     A. VIOLATIONS: Violation of this policy by any employee may result in disciplinary action, up to and including termination. Civil charges against the employee may also be filed.

     B.  SIGNATURES AND REAFFIRMATIONS

         1. Newly hired employees will sign and receive copies of Fluor Human Resources Policy, HR-148, Business Ethics and Conduct.

         2. Employees will recertify their adherence to Policy HR-148 as required.

V.   EXCEPTIONS

     None

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                                          UNITED STATES HUMAN RESOURCES POLICIES